EXHIBIT  23.2
-------------

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We have issued our report dated February 7, 2003, accompanying the financial statements and schedules of Pomeroy IT Solutions, Inc. appearing in the Annual Report on Form 10-K for the year ended January 5, 2005, incorporated by reference in the Registration Statement on Form S-8. We consent to the use of the aforementioned report in the Registration Statement.


GRANT THORNTON LLP


/s/ Grant Thornton LLP
----------------------
Cincinnati, Ohio
October 14, 2005


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